     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1999
                                                        REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                        -----------------------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                     UNDER THE
                               SECURITIES ACT OF 1933

                        -----------------------------------

                         HEALTH SYSTEMS DESIGN CORPORATION

                 (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                        -----------------------------------

               DELAWARE                                    94-3235734
       (STATE OR JURISDICTION OF                       (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)


                     1330 BROADWAY, OAKLAND, CA               94612
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

                        -----------------------------------

                         HEALTH SYSTEMS DESIGN CORPORATION
                         1996 OMNIBUS EQUITY INCENTIVE PLAN

                              (FULL TITLE OF THE PLAN)

                        -----------------------------------

                                RUSSELL J. HARRISON
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         HEALTH SYSTEMS DESIGN CORPORATION
                             1330 BROADWAY, SUITE 1200
                                 OAKLAND, CA  94612
                                   (510) 763-2629

             (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                      COPY TO:
                                JOHN F. SEEGAL, ESQ.
                         ORRICK, HERRINGTON & SUTCLIFFE LLP
                                 400 SANSOME STREET
                              SAN FRANCISCO, CA  94111

                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                    AMOUNT                PROPOSED               PROPOSED           AMOUNT OF
                                                    TO BE             MAXIMUM OFFERING            MAXIMUM          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED              REGISTERED           PRICE PER SHARE*          AGGREGATE             FEE*
                                                                                               OFFERING PRICE*
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, and Options to
     Purchase Common Stock                      150,000 shares          $4.375                  $656,250            $182.44
--------------------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee on the basis of $4.375 per share, the average of the high and low prices for the Common Stock on May 26, 1999 as reported by The
          Nasdaq Stock Market.
-------------------------------------------------------------------------------
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

                     PART II - INFORMATION REQUIRED PURSUANT TO
                         GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

               This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Health Systems Design Corporation (the "Company") on Form S-8 relating to the Health Systems Design Corporation 1996 Omnibus Equity Incentive Plan (the "Plan") is effective.

               The Company's Form S-8 Registration Statements, filed with the Securities and Exchange Commission on March 8, 1996 (File No. 333-02112), May 8, 1997 (File No. 333-36725) and April 3, 1998 (File No. 333-49341), are hereby incorporated by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

               (a) The Company's Annual Report on Form 10-K (File No. 000-27502) for the fiscal year ended September 30, 1998.

               (b) The Company's Quarterly Report on Form 10-Q (File No. 000-27502) for the quarter ended December 31, 1998.

               (c) The Company's Quarterly Report on Form 10-Q (File No. 000-27502) for the quarter ended March 31, 1999.

               (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for purposes of updating such description.

               All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on the 27th day of April, 1999.

                                        HEALTH SYSTEMS DESIGN CORPORATION
                                        (Registrant)

                                             /s/  Russell J. Harrison
                                        ---------------------------------------
                                             Russell J. Harrison
                                             President and Chief
                                             Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                               Title                              Date
          ---------                               -----                              ----
Principal Executive Officer:

/s/ Russell J. Harrison                      President and Chief                April 27, 1999
----------------------------                 Executive Officer
    Russell J. Harrison


Principal Financial Officer:

/s/ Steven L. Moore                      Executive Vice President and           April 27, 1999
----------------------------               Chief Financial Officer
     Steven L. Moore


Principal Accounting Officer:

/s/ Steven J. Correia                           Vice President                  April 27, 1999
----------------------------                    and Controller
     Steven J. Correia


DIRECTORS:

          Signature                               Title                              Date
          ---------                               -----                              -----
/s/ Russell J. Harrison                          Director                       April 27, 1999
----------------------------
     Russell J. Harrison


/s/ Richard C. Auger                             Director                       April 27, 1999
----------------------------
     Richard C. Auger


/s/ Catherine C. Roth                            Director                       April 27, 1999
----------------------------
     Catherine C. Roth


/s/ Christopher J. Herron                        Director                       April 27, 1999
----------------------------
     Christopher J. Herron


/s/ J. Matthew Mackowski                         Director                       April 27, 1999
----------------------------
     J. Matthew Mackowski


/s/ Arthur M. Southam                            Director                       April 27, 1999
----------------------------
     Arthur M. Southam

                                   EXHIBIT INDEX

5.1       Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1      Consent of Independent Public Accountants.

23.2      Consent of Orrick, Herrington & Sutcliffe LLP is contained in
          Exhibit 5.1 to this Registration Statement.

99.1 Amendment No. 3 to the Health Systems Design Corporation 1996 Omnibus Equity Incentive Plan dated January 28, 1999.